September 8, 2005



Board of Directors
MSGI Security Solutions, Inc.
575 Madison Avenue
New York, New York  10022

         Re:      Registration Statement/Form S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to 696,951 shares (the "Shares") of $.01 par value common stock (the "Common Stock") of MSGI Security Solutions, Inc. (the "Company") consisting of:
         Up to 406,504 shares of our common stock issuable to accredited investors upon conversion of our Callable Secured Convertible Notes issued to accredited investors in a private placement in July 2005, pursuant to securities purchase agreements; Up to 101,626 shares of our common stock issuable to accredited investors upon conversion of our Callable Secured Convertible Notes issued to accredited investors on August 4, 2005 upon filing of this registration statement in connection with a private placement in July 2005, pursuant to securities purchase agreements;

         Up to 101,626 shares of our common stock issuable to accredited investors upon conversion of our Callable Secured Convertible Notes which shall be issued to accredited investors upon the effectiveness of the registration statement in connection with a private placement in July 2005, pursuant to securities purchase agreements;

         Up to 75,000 shares of the Company's common stock issuable to accredited investors upon exercise of common stock warrants issued to accredited investors in a private placement in July 2005 pursuant to securities purchase agreements;

         Up to 12,195 shares of the Company's common stock issuable to Mallon Associates upon conversion of the Company's warrants issued to Mallon Associates, as placement agent in a private placement in July 2005 pursuant to securities purchase agreements.

         As your Nevada counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the respective grants and the authorization of the issuance of the Shares, and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

         Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and outstanding pursuant to the terms of the Agreements, have been duly authorized, will be validly issued, fully paid, and non-assessable Common Stock.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

                                                     Sincerely,

                                                     /s/Greenberg Traurig, LLP
                                                     --------------------------
                                                     Greenberg Traurig, LLP